EXHIBIT 99

FOR IMMEDIATE RELEASE

Contact:

Judy Wawroski

Senior Vice President

International Bancshares Corporation

(956) 722-7611 (Laredo)

INTERNATIONAL BANCSHARES CORPORATION

ANNOUNCES INCREASE IN CASH DIVIDEND

LAREDO, TX,  -(BUSINESS WIRE)-March 20, 2017 - International Bancshares Corporation (“IBC”) (NASDAQ:IBOC), today announced that on March 17, 2017, its Board of Directors approved the declaration of a thirty-three cents per share cash dividend for shareholders of record as of the close of business on April 3, 2017, payable on April 17, 2017.  “This cash dividend, which reflects an increase of 6.5% over IBC’s most recent cash dividend, was made possible because of the Company’s strong capital position and achieving superior earnings despite the challenging times,” said Dennis E. Nixon, President and CEO of IBC.

It is the inclination of the Board to continue to declare semiannual cash dividends.  However, any declaration of future cash dividends will depend upon IBC’s financial position, strategic plans, and general business conditions at the time.

IBC is a multi-bank financial holding company headquartered in Laredo, Texas, with $11.8 billion in total assets, 194 facilities and over 307 ATMs serving 87 communities in Texas and Oklahoma.

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts contain forward-looking information with respect to plans, projections or future performance of IBC and its subsidiaries, the occurrence of which involve certain risks and uncertainties detailed in IBC’s filings with the Securities and Exchange Commission.

Copies of IBC’s SEC filings and Annual Report (as an exhibit to the 10-K) may be downloaded from the SEC filings site located at http://www.sec.gov/edgar.shtml or IBC’s website at http://www.ibc.com.